COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               USURF AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                                      91-2117796
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

   390 Interlocken Crescent, Suite 900
          Broomfield, Colorado                            80021
----------------------------------------                ---------
(Address of principal executive offices)                (Zip Code)

                       2005 EMPLOYEE STOCK OWNERSHIP PLAN
    ------------------------------------------------------------------------
                            (Full title of the plan)

                             Jennifer A. Post, Esq.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                              Los Angeles, CA 90024
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (310) 208-1182
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered(1)           share(2)              price(2)        registration fee(3)
-------------------------------------------------------------------------------------------------------------
Common Stock                 20,000,000              $0.07              $1,400,000             $164.78
-------------------------------------------------------------------------------------------------------------
TOTAL                        20,000,000              $0.07              $1,400,000             $164.78
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this 2005 Employee Stock Ownership Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on May 5, 2005.

(3) Calculated pursuant to General Instruction E on Form S-8.

                        GENERAL INSTRUCTION E INFORMATION

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

      The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 7, 2005 (File No. 333-121916) is hereby incorporated by reference.

Item 8. Exhibits.

5.    Opinion regarding legality (including consent)*

10.   2005 Employee Stock Ownership Plan(1)

23.1  Consent of AJ. Robbins PC*

23.2  Consent of Hein & Associates LLP*
----------
*     Filed herewith.
(1) Incorporated by reference to Exhibit 10 included in the S-8 Registration Statement filed with the Securities and Exchange Commission on January 7, 2005.

Item 9. Undertakings

      (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on the 9th day of May 2005.

                                        USURF AMERICA, INC.

                                        By: /s/ David A. Weisman
                                           --------------------------------
                                           Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

May 9th, 2005
                                        /s/ Edouard A. Garneau
                                        ----------------------------------------
                                        Director and Chief Operating Officer

May 9th, 2005
                                        /s/ Douglas O. McKinnon

                                        Director
May 9th, 2005
                                        /s/ Richard E. Wilson
                                        ----------------------------------------
                                        Director

May 9th, 2005
                                        /s/ Byron T. Young
                                        ----------------------------------------
                                        Director

May 9th, 2005
                                        /s/ Jeffrey W. Fiebig
                                        ----------------------------------------
                                        Director

May 9th, 2005
                                        /s/ Ronald S. Bass
                                        ----------------------------------------
                                        Principal Accounting Officer